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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Subsidiary                               Jurisdiction of Organization
----------                               ----------------------------

Dataware Technologies (UK) Ltd.          England

Dataware Technologies Pte Ltd.           Singapore

Dataware Technologies A/S                Denmark

Creative Multimedia Corporation          Oregon

Green Book International Corporation     Canada